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                                                                     EXHIBIT 5.1
                                            GRAYCARY.TECHNOLOGY'S LEGAL EDGE(SM)
                                                4365 Executive Drive, Suite 1600
                                                        San Diego, CA 92121-2189
                                                                www.graycary.com
                                                                 O] 858-677-1486
                                                                 F] 858-677-1477


August 17, 2000

                                                      OUR FILE NO. 105477-160025
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:      WEBSIDESTORY, INC. REGISTRATION STATEMENT ON FORM S-1
         FILE NO. 333-34976

Ladies and Gentlemen:

As counsel to WebSideStory, Inc. (the "Company") we are rendering this opinion in connection with a proposed sale of those certain shares of the Company's newly-issued Common Stock as set forth in the Registration Statement on Form S-1, File No. 333-34976, to which this opinion is being filed as Exhibit 5.1 (the "Shares"). We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

We express no opinion with respect to (i) the availability of equitable remedies, including specific performance, or (ii) the effect of bankruptcy, insolvency, reorganization, moratorium or equitable principles relating to or limiting creditors' rights generally.

Based on such examination, we are of the opinion that the Shares identified in the above-referenced Registration Statement will be, upon effectiveness of the Registration Statement and receipt by the Company of payment therefor, validly authorized, legally issued, fully paid, and nonassessable.



              SILICON VALLEY SAN DIEGO SAN DIEGO/GOLDEN TRIANGLE SAN FRANCISCO AUSTIN SEATTLE SACRAMENTO LA JOLLA
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GRAY CARY WARE & FREIDENRICH LLP

Securities and Exchange Commission
August 17, 2000
Page Two


We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement, and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.


Respectfully submitted,


/s/ GRAY CARY WARE & FREIDENRICH LLP
------------------------------------
GRAY CARY WARE & FREIDENRICH LLP


Gray Cary\GT\6197502.1
105477-160025